Exhibit 10.35.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

May 15, 2009

Astellas Pharma Inc.

3-11, Nihonbashi-Honcho 2-chome

Chuo-ku, Tokyo, 103-8411, Japan

Attn: Corporate Executive, Vice President, Business Development

Fax: +81-3-3244-3245

Re:

The Distribution and License Agreement, dated as of December 1, 2005 (the “Agreement”), between XenoPort, Inc., a Delaware corporation having a place of business at 3410 Central Expressway, Santa Clara, CA 95051, United States of America (“XenoPort”), and Astellas Pharma Inc., a Japanese corporation having a place of business at 3-11, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo, 103-8411, Japan (“Astellas”).

Dear Sir:

This letter agreement (hereinafter, this “Amendment”) is to confirm the agreement between Astellas and XenoPort effective as of the 15th day of May, 2009 (the “Amendment Effective Date”), with respect to certain modifications to the Agreement as set out in Paragraphs 1 – 11 below. Each of XenoPort and Astellas shall be hereinafter referred to as a “Party,” and together as the “Parties.” Astellas and XenoPort agree that, effective the Amendment Effective Date, the Agreement shall be amended as follows:

RECITALS

A.	The Parties have previously entered into the Agreement, pursuant to which XenoPort has granted to Astellas certain exclusive distribution and license rights for the Product in the Territory;

B.

The Parties desire to amend and restate that certain Non-Commercial Supply Agreement, dated as of April 2, 2007, between the Parties (the “Non-Commercial Supply Agreement”), by executing the Amended and Restated Non-Commercial Supply Agreement between the Parties, effective as of the Amendment Effective Date, contemporaneously with the execution of this Amendment (as executed, the “Amended and Restated Non-Commercial Supply Agreement”);

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

C.

Under the Non-Commercial Supply Agreement, XenoPort has been responsible for: (1) all activities necessary to supply Astellas with Compound and the Material (as defined in the Non-Commercial Supply Agreement), in the form of drug substance with XP13512 as the active pharmaceutical ingredient; and (2) the Product Formulation (as hereinafter defined);

D.

XenoPort has utilized Patheon Pharmaceuticals Inc. (“Patheon”) for certain of the Product Formulation under an agreement dated as of October 27, 2006 by and between XenoPort and Patheon (the “Patheon Agreement”) and supplied such Product to Astellas pursuant to the Non-Commercial Supply Agreement as Non-Commercial Supplies (as defined in the Non-Commercial Supply Agreement); and

E.

Astellas wishes to be responsible for all of the Product Formulation for both the development and commercialization of the Product in the Territory, and XenoPort desires to transfer to Astellas its responsibility for the Product Formulation under the Agreement, under the terms and conditions hereinafter set forth.

AGREEMENT

1.	Definitions: Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

2.	Agreement Revised Definitions. Section 1.6 of the Agreement shall be amended and completely replaced with the following:

“1.6 “Cost of Goods” shall mean the [… * …] meeting the specifications mutually agreed by the Parties, [… * …] for calculating cost of goods, which shall include [… * …]. Cost of Goods shall not include [… * …]. It is understood that the [… * …]. In addition, the [… * …]. As used in this Section 1.6, [… * …] in Sections 8.2 and 8.3 below.”

New Section 1.18 shall be added to the Agreement as follows (and all subsequent definitions in Section 1 and related section references shall be deemed renumbered accordingly):

“1.18 “Product Formulation” shall mean all processes and activities typically engaged in by a person or entity in the pharmaceutical industry for formulation and packaging of: (a) placebo tablets; and (b) the Product from the Compound supplied (directly or indirectly) by XenoPort; including, without limitation, vendor selection, contract negotiation, vendor management, scheduling, manufacturing process and formulation development, validation and scale-up, coating, packaging, labeling and shipping, storage, quality control and assurance, release testing, process improvement and support for inspections.”

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.	License: Section 2.2 of the Agreement shall be amended and completely replaced with the following:

“2.2 License. Subject to the terms and conditions of this Agreement, XenoPort hereby grants to Astellas an exclusive (even as to XenoPort) license during the term of this Agreement under the XenoPort Patent Rights and XenoPort Know-How to: (a) formulate, have formulated, package and have packaged the Product using the Compound supplied by XenoPort; and (b) use, develop, market, import, export, sell, distribute and promote the Compound and the Product; in each case for use in the Field. Such license shall be limited solely to the Territory, except that Astellas has the non-exclusive right to formulate and have formulated the Compound, and package and have packaged the Product, outside the Territory, in each case solely for sale of the resulting Product within the Territory. It is understood and agreed that the licenses set forth in this Section 2.2 exclude the right to manufacture or have manufactured Compounds.”

4.	Ex-Territory. Section 2.4.3 of the Agreement shall be amended and completely replaced with the following:

“2.4.3 Ex-Territory; No Exploitation except as Licensed. Neither Astellas nor its Affiliates will develop, file for Marketing Approval with respect to, use, market, import, export, distribute, promote or sell the Product anywhere in the world, except in the Territory (provided that Astellas may formulate or have formulated the Compound and package and have packaged Product outside the Territory, solely for sale of the resulting Product within the Territory), and, within the Territory, only in accordance with and under this Agreement. Astellas agrees that it and its Affiliates shall not use nor otherwise exploit XenoPort Patent Rights, XenoPort Know-How and the Product Trademark, except as licensed in this Agreement.”

5.	Information Exchange: A new sentence shall be added to the end of Section 4.4 of the Agreement as follows:

“Promptly after the Amendment Effective Date, XenoPort shall disclose to Astellas any and all undisclosed Data and XenoPort Know-How relating to Product Formulation that is Controlled by XenoPort (the “XenoPort Manufacturing Know-How”). XenoPort shall grant Astellas, its Affiliates or Third Parties the right to use the XenoPort Manufacturing Know-How for the sole purpose of developing and commercializing the Product in the Territory and under reasonable and customary confidentiality restrictions.”

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

A new sentence shall be added to the end of Section 4.4.2 of the Agreement as follows:

“Promptly after the Amendment Effective Date, XenoPort shall use [… * …] that is [… * …] and under [… * …]. It is understood that [… * …], shall not be [… * …].”

6.	Compound Supply. Sections 8.1 through 8.5 of the Agreement shall be amended and completely replaced with the following:

“8.1 Supply. Subject to the terms and conditions of this Agreement, XenoPort shall use Diligent Efforts to supply or have supplied to Astellas, its Affiliates and Subdistributors all of their requirements for the Compound for the Territory, solely in accordance with a separate written agreement to be negotiated between the Parties pursuant to Section 8.2 and 8.3 below (“Supply Agreement”). Each of Astellas, its Affiliates and Subdistributors shall exclusively purchase all of their requirements of the Compound from XenoPort. For the avoidance of doubt, it is understood and agreed that XenoPort shall be responsible only for supplying the Compound to Astellas and shall have no responsibility for Product Formulation or for supplying the Product to Astellas for clinical or commercial use in the Territory, and Astellas shall be responsible for Product Formulation.

8.2 Clinical Units. The Parties shall execute a supply agreement of the Compound for development of the Product in the Territory promptly after the execution of this Agreement, which is not inconsistent herewith. [… * …] Astellas shall be under no obligation to accept any Compound that does not have at least [… * …] of its approved shelf life (or [… * …], whichever is longer) remaining at the time of its delivery hereunder. Such Compound shall be delivered to Astellas [… * …]. The title to such Compound shall pass to Astellas upon the delivery thereof [… * …] designated by Astellas.

8.3 Commercial Units. The Parties shall execute a supply agreement of the Compound for commercialization of the Product in the Territory before the Product receives Marketing Approval, which is not inconsistent herewith. [… * …]. Astellas shall be under no obligation to accept any Compound that does not have at least [… * …] of its approved shelf life (or [… * …], whichever is longer) remaining at the time of its delivery hereunder. Such Compound shall be delivered to Astellas [… * …]. The title to such Compound shall pass to Astellas upon the delivery thereof [… * …] designated by Astellas.

8.4 Quality Agreement. Before the Product receives Marketing Approval, XenoPort and Astellas shall execute a quality agreement which allocates roles and responsibilities to each Party with respect to quality control and regulatory compliance with respect to the Compound

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

for commercialization of the Product in the Territory. The specifications with respect to such Compound for commercialization of the Product in the Territory shall be mutually agreed by the Parties and shall be included as an exhibit to the quality agreement.

8.5 Recalls. To the extent (a) any governmental or regulatory authority issues a request, directive or order that the Product be recalled or withdrawn in the Territory, (b) a court of competent jurisdiction orders a recall or withdrawal of the Product in the Territory or (c) either Party determines, after consultation with the other Party, that the Product should be recalled or withdrawn in the Territory, the Parties shall recall or withdraw the Product as set forth in this Section 8.5. As between the Parties, Astellas shall control and coordinate, including making all contacts with regulatory authorities, all activities it deems necessary in connection with such recall or withdrawal in the Territory. All out-of-pocket expenses related to the execution of any recall or withdrawal of the Product (“Recall Costs”) shall be shared equally between the Parties, provided that in the case of (c) above, if the Parties do not mutually agree on having the Product recalled or withdrawn, then the Party requesting the recall or withdrawal shall bear initially the entire expense of such recall or withdrawal; but in each case subject to the final allocation between the Parties as follows. In the event that it is finally determined, or agreed between the Parties, that such recall or withdrawal is caused by: (a) breach of the representations and warranties of XenoPort set forth in Section 13.2 below, or failure of the Compounds supplied by XenoPort to meet the warranties made by XenoPort in the Supply Agreement, or the gross negligence or willful misconduct of XenoPort, or the failure by XenoPort to comply with applicable laws and regulations (collectively, the “Fault of XenoPort”), XenoPort shall be responsible for Recall Costs to extent of such Fault of XenoPort; (b) failure of Astellas to properly handle, store, transport, distribute or use the Compounds supplied by XenoPort, or the failure of Astellas to properly perform Product Formulation, or the gross negligence or willful misconduct of Astellas, or the failure by Astellas to comply with applicable laws and regulations, including its failure to properly file for Marketing Approval of the Products in the Territory (collectively, the “Fault of Astellas”), Astellas shall be responsible for Recall Costs to the extent of such Fault of Astellas; and (c) in all other cases, the Recall Costs shall be shared by the Parties as follows: [… * …] shall be borne by Astellas and [… * …] shall be borne by XenoPort.”

7.	Cost of Goods Reductions. Sections 8.7 through 8.8 of the Agreement shall be amended and completely replaced with the following:

“8.7 Cost of Goods Reduction for Clinical Units. Notwithstanding Section 8.2 above, if XenoPort [… * …], provided that, [… * …] below.

(a)      such [… * …],

(b)      [… * …].

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.8 Cost of Goods Reduction for Commercial Units. XenoPort shall [… * …]; provided that [… * …]. Notwithstanding [… * …] below:

(a)      such [… * …],

(b)      [… * …],

(c)      [… * …] below:

  (i)      [… * …],

  (ii)      the sum of [… * …].”

8.

Transition: XenoPort and Astellas shall collaborate with each other in order to timely and smoothly complete transfer of the responsibility for Product Formulation from XenoPort to Astellas (the “Transition”). The Transition shall include, without limitation, termination of the Patheon Agreement and execution of the new manufacturing agreement regarding the Product between Patheon and Astellas, and the reasonable support to establish the quality team between Patheon and Astellas prior to the execution of such new manufacturing agreement between Patheon and Astellas. XenoPort and Astellas shall discuss in good faith the schedule and the process for the Transition together with Patheon, and shall conduct the Transition in accordance with such agreed schedule and procedure, provided that the completion of the Transition (the “Transition Date”) shall be no later than [… * …].

9.

Costs: Each of XenoPort and Astellas shall bear any internal, indirect or out-of-pocket costs incurred by each Party in the Transition, such as its personnel costs and traveling expenses for its employees.

10.	Effectiveness. This Amendment shall become effective on Amendment Effective Date and be in force until the later to occur of the expiration or termination of the Agreement.

11.

Entire Agreement. The Amended and Restated Non-Commercial Supply Agreement and the Agreement, as modified by, and together with, this Amendment, are the entire agreement between the Parties with respect to the subject matter of the Agreement and the Amended and Restated Non-Commercial Supply Agreement. Except as otherwise hereby expressly amended by this Amendment, the Agreement shall continue and remain in full force and effect between the Parties hereto. In the event of a conflict between the terms of the Agreement, the Amended and Restated Non-Commercial Supply Agreement and the terms of this Amendment, the terms of this Amendment control. This Amendment is not intended to confer any rights or remedies hereunder upon any person other than the Parties.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Please confirm Astellas’ acceptance of, and agreement with, the this Amendment by signing, or having an authorized representative of Astellas sign, two (2) copies of this Amendment and return one (1) original copy and one (1) photocopy of the Amendment to:

Originally executed copy to: XenoPort, Inc. 3410 Central Expressway Santa Clara, CA 95051 Facsimile: (408) 616-7211 Attention: Secretary	And a copy to: Wilson, Sonsini, Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Facsimile: (650) 493-6811 Attention: Kenneth A. Clark

Yours sincerely,

/s/ William J. Rieflin
William J. Rieflin President

ACKNOWLEDGED AND AGREED BY ASTELLAS PHARMA INC.:

/s/ Masaki Doi, Ph.D.
Name:	Masaki Doi, Ph.D.
Title:	Corporate Executive, Vice President, Business Development
Date:	June 8, 2009

cc:	Corporate Executive, Vice President, Legal, Astellas

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.